Exhibit 10.77

2011 Plan — Irish certificate

Restricted Stock Unit Award Certificate
(Time Vesting Only)
ID: XXXXXXXX
Connaught House
1 Burlington Rd.
Dublin 4, Ireland

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»	Option Number:
«ADDRESS_LINE_1»	Plan:
«ADDRESS_LINE_2»
«ADDRESS_LINE_3»
«CITY», «STATE» «ZIP_CODE»	ID:

Effective on «GRANT_DATE», you have been granted a Restricted Stock Unit (“RSU”) award.  The RSU award is for a total of «SHARES_GRANTED» shares of Alkermes plc (the “Company”) ordinary shares.

The RSU award is granted under and is governed by the terms and conditions of this Restricted Stock Unit Award Certificate and the Alkermes plc 2011 Stock Option and Incentive Plan (the “Plan”).  Unless otherwise defined in this Award Certificate, all capitalized terms shall be as defined in the Plan.

The right to acquire the shares subject to the RSU award will become fully vested according to the following vesting schedule:

*** ADD VESTING SCHEDULE***

You must be employed by the Company on a vesting date in order to receive the RSU award shares that vest on that date.  For the purpose of the terms of this RSU award, you will be deemed to be employed by the Company so long as you remain employed by a company which continues to be a subsidiary of the Company.

In the event of the termination of your employment with the Company (but not the termination of a non-employment relationship with the Company) by reason of death or permanent disability, the RSU award shall vest in full on such termination of employment.

The grant of this RSU award does not infer any right to or expectation of the grant of any RSU awards on the same basis, or at all, in any future year.  Participation in the Plan shall in no way give rise to any right on your part to compensation for any claim for loss in relation to the Plan, including:

(a)                                 any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(b)                                 any exercise of a discretion or a decision taken in relation to the RSU award or to the Plan, or any failure to exercise a discretion or take a decision; or

(c)           the operation, suspension, termination or amendment of the Plan.

By participating in the Plan, you consent to the collection, processing, transmission and storage by the Company and/or its subsidiaries, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any subsidiary or affiliate, any trustee, registrars, brokers, other third party administrator or  other person who obtains or is to obtain control of the Company or acquires the Company, or undertaking or part-undertaking which employs you, whether within or outside of the European Economic Area.

Alkermes plc	Date

By my written signature below, I acknowledge that I have received and accept the Restricted Stock Unit award.

Employee Signature	Date